BEACON FEDERAL

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     This Supplemental Executive Retirement Plan (the "Plan"), is established effective January 1, 2008, for the purpose of providing additional retirement benefits to certain members of senior management ("Participants") who have contributed significantly to the success and growth of Beacon Federal, a federally chartered savings association with its principal office in East Syracuse, New York (the "Bank"), and whose services are vital to the Bank's continued growth and success.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

     1.1 "Annual Compensation" means the highest base salary paid or attributable to the Participant during either the current Plan Year or any of the previous three full Plan Years, including amounts deferred at Participant's election to any tax-qualified or non-qualified employee benefit plan of the Bank.

     1.2 "Beneficiary" means the person(s) designated by Participant from time to time, using the Beneficiary Designation Form set forth on the Participant's Benefit Schedule, as the beneficiary(ies) to whom the deceased Participant's account will be payable. If no beneficiary is so designated, then the Participant's estate will be the Beneficiary.

     1.3 "Benefit Schedule" means the personalized description of the Plan's operational provisions that pertain to each Participant, including (a) date of participation in the Plan; (b) Normal Retirement Age; (c) vesting schedule; (d) Retirement Benefit; and (e) Liability Reserve Account. All Benefit Schedules shall be treated as being an integral part of this Plan, but no Participant shall have the right to any information about any other Participant's Benefit Schedule.

     1.4 "Board" means the Bank's Board of Trustees.

     1.5 "Cause" means termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank's Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies, if applicable, that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank of any holding company of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Participant shall not be terminated for Cause unless there has been delivered to the Participant a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting called for that purpose, informing the Participant of the Board's decision and stating the particulars thereof in detail. The Participant shall be given reasonable advance notice of such meeting and the Participant (together with counsel) shall have an opportunity to be heard before such meeting prior to the matter being voted on by the Board.

     1.6 "Committee" means the Compensation Committee of the Board who shall be responsible for administering the Plan.

     1.7 "Change in Control"

     (a) Except for payments that are subject to the Code Section 409A definition of "Change in Control" set forth in subsection (b) below, for purposes of this Agreement, the term "Change in Control" shall mean, any of the following:

          (i) a change in control of a nature that would be required to be reported in response to Item 5.01(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (ii) a change in control of the Bank within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

          (iii) any of the following events, upon which a Change in Control shall be deemed to have occurred:

               (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Bank's holding company representing 25% or more of the combined voting power of such outstanding securities, except for any securities purchased by any employee stock ownership plan or trust established by the Bank; or

               (B) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by stockholders of the Bank or the Bank's holding company was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this subsection (B), considered as though they were members of the Incumbent Board; or

               (C) a sale of all or substantially all the assets of the Bank or the Bank's holding company, or a plan of reorganization, merger, consolidation, or similar transaction occurs in which the security holders of the Bank or the Bank's holding company immediately prior to the consummation of the transaction do not own at least 50.1% of the securities of the surviving entity to be outstanding upon consummation of the transaction; or

               (D) a proxy statement is issued soliciting proxies from stockholders of the Bank or the Bank's holding company by someone other than the current management of the Bank or the holding company of the Bank, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or the Bank's holding company, or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Bank or the Bank's holding company; or

               (E) a tender offer is made for 25% or more of the voting securities of the Bank or the Bank's holding company, and stockholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or the Bank's holding company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.


     (b) With respect to any payments hereunder that are made upon a "Change in Control" that is subject to Code Section 409A, "Change in Control" shall mean
(i) a change in the ownership of the Bank or the Bank's holding company, (ii) a change in the effective control of the Bank or the Bank's holding company, or
(iii) a change in the ownership of a substantial portion of the assets of the Bank or the Bank's holding company, as described below:

          (i) A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or the Bank's holding company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Bank or the Bank's holding company.

          (ii) A change in the effective control of the Bank or the Bank's holding company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(vi)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or the Bank's holding company possessing 30% or more of the total voting power of the stock of the Bank or the Bank's holding company, or (ii) a majority of the members of the Bank's or the Bank's holding company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank's or the Bank's holding company's board of directors prior to the date of the appointment or election, provided that this subsection (b)(ii) is inapplicable where a majority shareholder of the Bank or the Bank's holding company is another corporation.

          (iii) A change in a substantial portion of the Bank's or the Bank's holding company's assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or the Bank's holding company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of
(i) all of the assets of the Bank or the Bank's holding company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes of this subsection (b), the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulations section 1.409A-3(i)(5), except to the extent that such regulations are superseded by subsequent guidance.

     1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.9  "Disabled"  or  "Disability"  shall be  construed  to comply with Code
Section 409A and means that the Participant: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Bank or the Bank's holding company; or (c) is determined to be disabled by the Social Security Administration.

     1.10 "Good Reason" means, within two years following the initial existence of one or more of the following conditions (to which the Participant has not consented), the Participant voluntarily Separates from Service with the Bank, provided, however, that the Participant must give the Bank written notice no later than ninety (90) days after the initial occurrence of such event and the Bank shall have at least thirty (30) days to cure such situation:

                    (a)  a  material   diminution  in  the  Participant's   base
               compensation;

                    (b) a material  diminution  in the  Participant's  authority duties, or responsibilities;

                    (c) a  material  diminution  in the  authority,  duties,  or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a service provider report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation);

                    (d) a  material  diminution  in the  budget  over  which the
               Participant retains authority;

                    (e) a material  change in the  geographic  location at which the Participant must perform the services; or

                    (f) any other action or inaction that constitutes a material breach by the Bank of any employment or other agreement under which the Participant provides services to the Bank.

     1.11 "Liability Reserve Account" means the balance to the credit of the Participant in a bookkeeping account established and maintained by the Bank for the benefit of the Participant under this Plan. Subject to the conditions in the next sentence, the Bank agrees to set aside each year an appropriate amount in the Participant's Liability Reserve Account that would achieve such the targeted Retirement Benefit described above on the Participant's Normal Retirement Age, assuming a reasonable rate of earnings. Notwithstanding anything else to the contrary, after taking into consideration the Bank's prior year's financial performance and safety and soundness benchmarks, the Board may determine that the Bank is unable to prudently make the full amount of the targeted contribution to the Participant's Liability Reserve Account for that Plan Year, in which case the maximum amount that, the Board's sole discretion, prudently could be contributed to the Participant's accrued Liability Reserve Account will be made for that Plan Year, and any shortfall may or may not be made up in future years. In any event, regardless of the Participant's targeted Retirement Benefit, the Participant's unvested Liability Reserve Account may be revised from time to time in consultation with the Bank's accountants, benefit plan consultants and outside counsel.

     1.12 "Normal Retirement Age" means the age specified on the Participant's Benefits Schedule as his or her Normal Retirement Age.

     1.13 "Plan Year" means the calendar year.

     1.14 "Separation from Service" or "Separates from Service" shall have the meaning set forth in Code Section 409A and Treasury Regulations Section 1.409A-1(h).

     1.15 "Retirement Benefit" means the retirement benefit as stated in the Participant's Benefit Schedule.

     1.16 "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse or a dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all within the meaning of Treasury Regulations Section 1.409A-3(i)(3).

                                   ARTICLE II

                             ELIGIBILITY AND VESTING
                             -----------------------

     2.1 Eligibility. The Plan is available to a select group of management and/or highly compensated employees of the Bank, determined from time to time by the Committee. Each Participant shall receive a copy of this Plan and a personalized Benefits Schedule at the time he or she joins the Plan.

     2.2 Vesting. Each Participant shall become 20% vested in his Plan benefits as of each annual anniversary date of his participation in the Plan, such that, after five years of participation in the Plan, the Participant shall be 100% vested. Each Participant's personalized vesting schedule shall be set forth on the Participant's Benefits Schedule at the time the Participant joins the Plan. Notwithstanding the preceding, Participants shall become fully vested upon death or Disability.

                                   ARTICLE III

                                     FUNDING
                                     -------

     3.1 Type of Plan. The Plan is a nonqualified deferred compensation plan, where the Bank accrues amounts annually in order to fund a future stream of payments for each Participant. The benefits provided under this Plan are not based on any salary reduction by the Participants. Participants do not have the option of receiving any current payment or bonus in lieu of the benefits provided under this Plan.

     3.2 Funding.

     (a) The Bank shall account for the Plan benefits using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability reserve account for the benefit of each Participant into which appropriate reserves shall be accrued for the Participant until the Participant has attained Normal Retirement Age.

     (b) Notwithstanding the preceding sentence, each Participant, his Beneficiaries or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for unpaid compensation. Each Participant, his Beneficiaries, or any other person claiming through Participant, shall only have the right to receive from the Bank those payments as specified under this Plan. The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Plan or to refrain from funding the same and to determine the extent, nature, and method of such informal funding. Should the Bank elect to fund this Plan, in whole or in part, through the purchase of life insurance products, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part.

     (c) At no time shall any Participant be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of Participant or his Beneficiaries, nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank. No Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by Participant or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event Participant or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                   ARTICLE IV

                                    BENEFITS
                                    --------


     4.1 Normal Retirement Benefit. Unless the Participant specifies a different time or form of payment on his Benefits Schedule, upon Participant's Separation from Service on or after his Normal Retirement Age, the Bank shall begin paying the Participant's Retirement Benefit in monthly installments starting on the first day of the second calendar month immediately following the Participant's Separation from Service and continuing for the Participant's lifetime; provided, however, that in the event the Participant dies before receiving 180 monthly installments (i.e., 15 years of Retirement Benefits), the Bank shall pay the present value of the remainder of such payments to the Participant's Beneficiary as a lump sum no later than the first day of the second calendar month following the Participant's date of death. The IRS's then-current "applicable federal rate" shall be used for purposes of determining the present value of the remaining payments. Notwithstanding the foregoing, in the event the Participant is a "Specified Employee" (as defined in Code Section 409A), then, to the extent necessary to avoid penalties under Code Section 409A, no payment shall be made to the Participant prior to the first day of the seventh month following the Participant's Separation from Service.

     4.2 Disability. If a Participant becomes Disabled before reaching his Normal Retirement Age, the Participant shall be entitled to a lump sum payment of the vested accrued balance of the Participant's Liability Reserve Account, determined as of the date the Participant became Disabled. Such payment shall be made no later than the first day of the second calendar month after the date the Participant became Disabled.

     4.3 Death Before Normal Retirement Age. If a Participant dies before reaching his Normal Retirement Age, the Participant's Beneficiaries shall be entitled to a lump sum payment equal to one times the Participant's Annual Compensation. Such payment shall be made no later than the first day of the second calendar month after the date the Participant died.

     4.4 Voluntary Separation from Service Before Normal Retirement Age. In the event of the Participant's Separation from Service prior to Normal Retirement Age for reasons other than death, Disability, Separation from Service due to Cause, or Involuntary Separation from Service (as described in Section 4.5), the Participant shall be paid the vested accrued balance of the Participant's Liability Reserve Account in a lump sum no later than the first day of the second calendar month following the date of the Participant's Separation from Service. Notwithstanding the foregoing, in the event the Participant is a "Specified Employee" (as defined in Code Section 409A), then, to the extent necessary to avoid penalties under Code Section 409A, no payment shall be made to the Participant prior to the first day of the seventh month following the Participant's Separation from Service. If the Participant's employment is terminated for Cause, the Participant shall forfeit all benefits under this Plan.

     4.5 Involuntary Separation from Service. If (i) the Participant's employment is involuntarily terminated (other than for Cause) or (ii) the Participant terminates employment for Good Reason, the Participant's Retirement Benefit as set forth on his Benefit Schedule shall be paid to the Participant upon his Separation from Service in the same manner as set forth in Section 4.1. Notwithstanding the foregoing, in the event the Participant is a "Specified Employee" (as defined in Code Section 409A), then, to the extent necessary to avoid penalties under Code Section 409A, no payment shall be made to the Participant prior to the first day of the seventh month following the Participant's Separation from Service.

     4.6 Adjustment for Change in Control. In the event that the aggregate payments or benefits to be made or afforded to the Participant in the event of a Change in Control would be deemed to include an "excess parachute payment" under Code Section 280G or any successor thereto, then at the election of Participant,
(i) such payments or benefits shall be payable or provided to Participant over the minimum period necessary to reduce the present value of such payments or benefits to an amount that is one dollar ($1.00) less than three times Participant's "base amount" under Code Section 280G, or (ii) the payments or benefits to be provided under this Plan shall be reduced to the extent necessary to avoid treatment as an excess parachute payment, with the allocation of the reduction among such payments and benefits to be determined by Participant.

     4.7 Unforeseeable Emergency. A Participant may apply to the Committee for an Unforeseeable Emergency distribution. Such distribution shall be paid no later than 90 days after the Committee determines that the Participant has suffered an Unforeseeable Emergency. The amount of the distribution shall be limited to an amount that is reasonably necessary to satisfy the Participant's Unforeseeable Emergency, including payment of any taxes that are owed due to the distribution. A distribution may not be paid under this Section to the extent the Unforeseeable Emergency is or may be relieved:

     (a) through reimbursement or compensation by insurance, or otherwise;

     (b) by liquidation of Participant's assets, to the extent such liquidation would not in itself cause financial hardship; or

     (c) by cessation of elective deferrals under the Bank's tax-qualified retirement plans.


                                    ARTICLE V

                                 ADMINISTRATION
                                 --------------

     5.1 Committee. The Committee shall be the named fiduciary and administrator of this Plan. As administrator, the Committee shall be responsible for the management, control and administration of the Plan as established herein. The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     5.2 Claims Procedure. In the event that benefits under this Plan are not paid to Participant (or to his Beneficiary in the case of Participant's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Committee within 60 days from the date payments are refused. The Committee shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing within 60 days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired.

     5.3 Appeal. If claimants desire a second review, they shall notify the Committee in writing within 60 days of the first claim denial. Claimants may review the Plan or any documents relating thereto and submit any issues, in writing, and comments they may feel appropriate. In its sole discretion, the Committee shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan upon which the decision is based.

     5.4 Arbitration. If claimants continue to dispute the benefit denial based upon completed performance of the Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If it is finally determined that Participant (or his Beneficiary) is entitled to the benefits set forth under this Plan, then all amounts that Participant (or his Beneficiary) would have received up to the time of such final determination shall be paid to Participant (or his Beneficiary) with reasonable interest within thirty (30) days after such final determination.


                                   ARTICLE VI

                            AMENDMENT OR TERMINATION
                            ------------------------

     6.1 Amendment. The Bank reserves the right to amend this Plan at any time. However, to the extent any such amendment would adversely impact the accrued benefits of any Participant, the amendment shall require the written consent of such Participant, even if the Participant is no longer employed by the Bank.

     6.2 Termination. The Bank reserves the right to terminate the Plan at any time. Upon Plan termination, the Committee shall determine whether all payments of benefits shall be made in accordance with the normal distribution schedule set forth under the Plan or if payment of benefits shall be accelerated in order to wind down the Plan. To the extent any benefits under the Plan are subject to Code Section 409A, any acceleration of the payment of such benefits due to Plan termination shall comply with the following:

               (a) all arrangements sponsored by the Bank that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c)(2) if any Participant covered by this Plan was also covered by any of those other arrangements are also terminated;

               (b) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement;

               (c) all payments are made within 24 months of the termination of the arrangements; and

               (d) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations
          Section 1.409A-1(c)(2) if the same Participant participated in both arrangements, at any time within three years following the date of termination of the arrangement.


                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

     7.1 No Effect on Employment Rights. Nothing contained herein shall confer upon any Participant the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with Participant without regard to the existence of this Plan.

     7.2 Governing Law. The Plan is established under, and will be construed according to, the laws of the State of New York, to the extent that such laws are not preempted by ERISA.

     7.3 Severability. In the event that any provision of this Plan is held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in such provision, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

     7.4 Establishment of Rabbi Trust. The Bank may, but is not obligated to, establish a rabbi trust into which the Bank may contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's insolvency, until the contributed assets are paid to Participants and their Beneficiaries in such manner and at such times as specified in this Plan.

     7.5 Tax Withholding. The Bank may withhold from any benefit payable under this Plan all federal, state, city, income, employment or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

     7.6 Entire Agreement. This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous Plans or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

     IN WITNESS WHEREOF, the Bank has caused this Plan to be executed on the day and date first above written.

                                         BEACON FEDERAL




December 27, 2007                    By: /s/ Timothy P. Ahern
-----------------                        ---------------------------------------
Date                                     Timothy P. Ahern, Chairman of the Board